Exhibit 99.1

MEDIA RELEASE

AMERICAN CAMPUS COMMUNITIES APPOINTS
MARY C. EGAN TO BOARD OF DIRECTORS

AUSTIN, Texas--(BUSINESS WIRE)-September 5, 2018--American Campus Communities, Inc. (NYSE:ACC), the largest owner, manager and developer of high-quality student housing properties in the U.S., today announced the appointment of Mary C. Egan to the company’s Board of Directors, effective immediately. Egan will serve as an independent director of the company.

Egan is currently the founder and president of Customer Centric Research and Strategy, a boutique management consulting firm serving the consumer sector. In 2013, Egan founded Gatheredtable (a software company providing customized meal planning consumer subscriptions), serving as the chief executive officer through the recent strategic exit to Medifast (NYSE: MED). From 2010 to 2012, Ms. Egan served as the chief strategy officer for Starbucks Corporation (NASDAQ: SBUX), a global coffee retailer, where she also led corporate development as well as the food category. From 1997 through 2010, Egan was a managing director at The Boston Consulting Group (BCG), a global management consulting firm. At BCG, Egan specialized in aggressive growth strategies in partnership with consumer-facing businesses. Egan currently serves on the Board of Directors of Noodles & Company (NASDAQ: NDLS), a fast-casual restaurant concept. She holds a BA from Barnard College, Columbia University, an MSEd from Bank Street Graduate School of Education and an MBA from Columbia Business School.

"We are pleased to have Mary join our board of directors," said Oliver Luck, American Campus Communities board member and chair of the nominating and corporate governance committee. "Mary is a proven leader and brings a wealth of strategic knowledge and business experience, which should make an important and positive impact on our company."

CEO Bill Bayless commented, “Mary’s dynamic career and diverse business insight will be instrumental as we continue to seek to build long-term value for our shareholders. We are excited Mary is joining our team and look forward to working with her.”

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of June 30, 2018, American Campus Communities owned 168 student housing properties containing approximately 103,500 beds. Including its owned and third-party managed properties, ACC's total managed portfolio consisted of 202 properties with approximately 131,900 beds. Visit www.americancampus.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “Company”) operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2018 operating results, whether as a result of new information, future events, or otherwise.

AT THE COMPANY
Ryan Dennison
Investor Relations
(512) 732-1000